As filed with the Securities and Exchange Commission on March 5, 2021
Registration No. 333-253332

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Seanergy Maritime Holdings Corp.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	N.A.
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Seanergy Maritime Holdings Corp.

154 Vouliagmenis Avenue
166 74 Glyfada
Athens, Greece
Tel: +30 213 0181507
(Address and telephone number of Registrant’s principal executive offices)
With copy to:
Will Vogel
Watson Farley & Williams LLP
250 West 55th Street
New York, New York 10019
(212) 922-2200 (telephone number)
(212) 922-1512 (facsimile number)

Watson Farley & Williams LLP
250 West 55th Street
New York, New York 10019
(212) 922-2200 (telephone number)
(Name, Address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company  ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee
Common shares, par value $0.0001 per share	7,031,183	$		$
Common shares, par value $0.0001 per share, underlying a pre-funded common share purchase warrant	955,730	$		$
Common shares, par value $0.0001 per share, underlying a common share purchase warrant	7,986,913	$		$
Common shares, par value $0.0001 per share, underlying notes convertible into common shares	32,262,501	$		$
Total	48,236,327		$76,695,760		$8,368	*

(1)
The common shares, including those issuable upon the exercise of a warrant and a pre-funded warrant to purchase common shares and upon conversion of convertible notes, are being registered for sale by the selling shareholders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered include such indeterminate number of common shares as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar events.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices of the registrant’s common shares as reported on the Nasdaq Capital Market on February 18, 2021, a date within five business days prior to the first filing of this registration statement.

*	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-253332) (the “Registration Statement”) previously filed by Seanergy Maritime Holdings Corp. (the “Company”) is being filed solely in order to update the information included under the heading “Documents Incorporated by Reference” in the Registration Statement, to include the Company’s reports on Form 6-K furnished to the Securities and Exchange Commission on February 22, 2021 and March 5, 2021.  No other changes have been made to the Registration Statement.

This Amendment No. 1 deletes the information included under the heading “Documents Incorporated by Reference” in the Registration Statement in its entirety and replaces it with the following:

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with, and furnish to it, which means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained in this prospectus or in documents that we file with or furnish to the Commission and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. We hereby incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on March 5, 2020;
•	our Report on Form 6-K furnished to the Commission on March 5, 2020;
•	our Report on Form 6-K furnished to the Commission on April 3, 2020;
•	our Report on Form 6-K furnished to the Commission on April 14, 2020;
•	our Report on Form 6-K furnished to the Commission on April 14, 2020;
•	our Report on Form 6-K furnished to the Commission on April 21, 2020;
•	our Report on Form 6-K furnished to the Commission on April 24, 2020;
•	our Report on Form 6-K furnished to the Commission on April 30, 2020;
•	our Report on Form 6-K furnished to the Commission on May 1, 2020;
•	our Report on Form 6-K furnished to the Commission on May 6, 2020;
•	our Report on Form 6-K furnished to the Commission on May 8, 2020;
•	our Report on Form 6-K furnished to the Commission on May 20, 2020;
•	our Report on Form 6-K furnished to the Commission on May 26, 2020;
•	our Report on Form 6-K furnished to the Commission on June 8, 2020;
•	our Report on Form 6-K furnished to the Commission on June 26, 2020;
•	our Report on Form 6-K furnished to the Commission on July 1, 2020;
•	our Report on Form 6-K furnished to the Commission on July 8, 2020;
•	our Report on Form 6-K furnished to the Commission on July 16, 2020;
•	our Report on Form 6-K furnished to the Commission on July 24, 2020;
•	our Report on Form 6-K furnished to the Commission on August 6, 2020;
•	our Report on Form 6-K furnished to the Commission on August 12, 2020;
•	our Report on Form 6-K furnished to the Commission on August 19, 2020;
•	our Report on Form 6-K furnished to the Commission on September 11, 2020;
•	our Report on Form 6-K furnished to the Commission on September 25, 2020;
•	our Report on Form 6-K furnished to the Commission on September 29, 2020;
•	our Report on Form 6-K furnished to the Commission on October 2, 2020;
•	our Report on Form 6-K furnished to the Commission on November 20, 2020;
•	our Report on Form 6-K furnished to the Commission on January 15, 2021;
•	our Report on Form 6-K furnished to the Commission on February 9, 2021;
•	our Report on Form 6-K furnished to the Commission on February 12, 2021;
•	our Report on Form 6-K furnished to the Commission on February 16, 2021;
•	our Report on Form 6-K furnished to the Commission on February 19, 2021;
•	our Report on Form 6-K furnished to the Commission on February 22, 2021; and
•	our Report on Form 6-K furnished to the Commission on March 5, 2021.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address: Attn: General Counsel, Seanergy Maritime Holdings Corp., 154 Vouliagmenis Avenue, 166 74 Glyfada, Athens, Greece, Tel: +30 2130181507. Alternatively, copies of these documents are available via our website (http://www.seanergymaritime.com/). The information on our website is not incorporated by reference into this prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on March 5, 2021.

SEANERGY MARITIME HOLDINGS CORP.

By:	/s/ Stamatios Tsantanis
Name:	Stamatios Tsantanis
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stamatios Tsantanis and Will Vogel his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on March 5, 2021 in the capacities indicated.

Signature	Title
/s/ Stamatios Tsantanis	Director, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Stamatios Tsantanis

/s/ Stavros Gyftakis*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Stavros Gyftakis

/s/ Christina Anagnostara*	Director
Christina Anagnostara

/s/ Dimitrios Anagnostopoulos*	Director
Dimitrios Anagnostopoulos

/s/ Elias Culucundis*	Director
Elias Culucundis

/s/ Ioannis Kartsonas*	Director
Ioannis Kartsonas

*          Pursuant to power of attorney

By:	/s/ Stamatios Tsantanis
Stamatios Tsantanis

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Seanergy Maritime Holdings Corp., has signed this registration statement in the City of Newark, State of Delaware on March 5, 2021.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director